Exhibit 99.1

AMENDMENT TO MEMBERSHIP UNIT PURCHASE AGREEMENT

This Amendment (the “Amendment”) is entered into as of April 7, 2010, by and among XE SERVICES LLC, a Delaware limited liability company (“Seller”), AAR AIRLIFT, LLC, a Delaware limited liability company (“Purchaser”), and AAR CORP., a Delaware corporation and the indirect parent of Purchaser (“AAR”), with respect to the Membership Unit Purchase Agreement dated as of March 25, 2010 (the “Purchase Agreement”) by and among Seller, Purchaser and, for the limited purposes specified therein, AAR.  Capitalized but undefined terms used in this Amendment shall have the same meanings as are set forth in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, Section 3.1(b) of the Purchase Agreement provides that $20,000,000 of the Purchase Price shall be deposited in escrow to be held and disbursed in accordance with the Escrow Agreement;

WHEREAS, the Escrow Agreement provides that Seller will be entitled to receive a disbursement of $10,000,000 upon settlement of the lawsuit captioned McMahon et al. v. Presidential Airways., et al., 6:05-cv-01002-JA-GJK (MDFL) (the “McMahon Case”);

WHEREAS, the McMahon Case has been settled, and the payments contemplated by the release and settlement agreement have been made; and

WHEREAS, the Parties desire to amend the Purchase Agreement to reduce the amount required to be deposited under the Escrow Agreement;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendment.  Section 3.1(b) of the Purchase Agreement is amended and restated in its entirety as follows:

“(b)                            At Closing, Purchaser shall deposit with the Escrow Agent an amount equal to $10,000,000 (the “Escrow Amount”), which shall be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement;”

2.                                       Escrow Agreement.  As contemplated by the form of Escrow Agreement attached as Exhibit C to the Purchase Agreement, the Escrow Agreement will be revised, in a form reasonably acceptable to the Parties, to reduce the Escrow Amount to $10,000,000 and to delete all provisions relating to the McMahon Case (including settlements thereof and claims, expenses and certificates relating thereto).

3.                                       Second Escrow Agreement.  The Second Escrow Agreement will be revised, in a form reasonably acceptable to the Parties, to delete all provisions relating to the McMahon Case and the McMahon Reserve.

4.                                       Governing Law.  This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware (without giving effect to the principles of conflicts of laws thereof), except to the extent that the laws of such state are superseded by applicable federal law.

5.                                       Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

6.                                       Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

7.                                       Ratification.  Except as specifically amended above, the Purchase Agreement shall remain in full force and effect and is hereby in all respects ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

XE SERVICES LLC

By:	/s/ Christian M.L. Bonat
Name:	Christian M.L. Bonat
Title:	General Counsel

AAR AIRLIFT, LLC

By:	/s/ Randy Martinez
Name:	Randy J. Martinez
Title:	Chief Executive Officer

AAR CORP., for the purposes of Article 6, Section 7.3 and Section 7.19 of the Purchase Agreement only

By:	/s/David P. Storch
Name:	David P. Storch
Title:	Chairman and Chief Executive Officer